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                                                                   EXHIBIT 99(j)


                         INDEPENDENT AUDITORS' CONSENT



To the Shareholders and Board of Directors of Centurion Funds, Inc.:

We consent to the use of our reports dated November 19, 1998, with respect to the Funds listed below of Centurion Funds, Inc., included herein and to the reference to our firm under the heading "Independent Accountant" in the Statement of Additional Information.

Fund
----

Centurion International Equity Fund
Centurion U.S. Equity Fund
Centurion U.S. Contra Fund
Centurion International Contra Fund




                                                KPMG Peat Marwick LLP




New York, New York
November 30, 1998